Relentless Pursuit of Excellence
May 2008

Exhibit 99.1

Presentation Outline

Executive Summary

Safety and Service Performance

Financial Performance

Corporate Governance

GAAP Reconciliation

Appendix

Executive Summary

CSX Corporation is a high-performance company

Delivering superior value for all shareholders

Leads industry and S&P 500 over one, three and five years

Fastest growing company in an attractive industry

An industry leader in safety, service and financial performance

Driving exceptional long-term financial performance

Most extensive and aggressive guidance in the industry

CSX’s strong Board and governance is the

foundation of the company’s superior performance

CSX leads in value creation

Our record speaks for itself

Delivering strong operating and financial performance

Driving fastest rate of growth in an attractive industry

Returning capital to shareholders at most aggressive rate among our peers

Proof is in shareholder returns – stock appreciation and dividend growth

We are committed to maximizing shareholder

returns and remain fully accountable to all shareholders

Three-Year Stock Performance

208%
115%
102%
89%
79%
78%
CSX
UNP
BNI
CP
NSC
CNI

Five-Year Stock Performance

299%
258%
239%
198%
192%
137%
CSX
BNI
CNI
CP
NSC
UNP
38%
21%
11%
8%
5%
5%
CSX
UNP
BNI
NSC
CNI
CP

How tomorrow moves CSX

CSX delivering industry-leading shareholder value

Note: Stock price performance as of April 25, 2008; adjusted for splits

One-Year Stock Performance

S&P 500 Stock Performance
Three-Year Stock Appreciation
Top 20
278%
21 CSX
208%
22-100
120%
101-200
49%
201-300
17%
301-400
(5%)
401-500
(39%)

How tomorrow moves CSX

CSX ranks in top 4% of S&P 500 over three years

Note: Stock price performance as of April 25, 2008; adjusted for splits

S&P 500 One-Year Stock Performance

Top 32
62%
33 CSX
38%
34-100
20%
101-200
1%
201-300
(10%)
301-400
(23%)
401-500
(47%)

S&P 500 Five-Year Stock Performance

Top 63
2089%
64 CSX
299%
65-100
221%
101-200
134%
201-300
67%
301-400
22%
401-500
(27%)

How tomorrow moves CSX

CSX is also market leader over one and five years

Note: Stock price performance as of April 25, 2008; adjusted for splits

Industry-leading improvements drive performance

3

4

2

5

6

1

Earnings Per Share

3

5

2

6

4

1

Operating Margin

3

5

1

4

6

2

Operating Income

1

4

3

5

6

2

Terminal Dwell

6

4

3

2

5

1

Network Velocity

5

6

3

4

2

1

Train Accidents

4

2

3

6

5

1

Personal Injuries

CP

CNI

UNP

BNI

NSC

CSX

Key Measures

2004 – 2007 Growth/Improvement Rankings

First Quarter 2008
Comparable Operating Margin and Improvement
17%
19%
21%
23%
23%
27%
CP
UNP
BNI
CSX
NSC
CNI
Q1 2008 Operating Margin
Q1 2008 vs Q1 2004 Improvement (bps)

How tomorrow moves

First quarter confirms industry-leading momentum

420

760

410

1,240

270

(30)

Comparable Q1 2008
Expense Per RTM
$20
$25
$30
$31
$33
$40
BNI
UNP
CP
CNI
CSX
NSC

How tomorrow moves

Controlling costs through productivity

1Q04–1Q08 CAGR

4.9%

1.4%

2.3%

2.2%

0.5%

0.1%

Excluding

Fuel

8.7%

6

NSC

6.8%

5

BNI

6.6%

4

UNP

5.4%

3

CNI

3.9%

2

CSX

3.6%

1

CP

Expense

per RTM

Rank/Company

Note:  See GAAP Reconciliation for CSX data; peer comparisons based on railroad financial reports and CSX analysis

Western

Rails

Eastern

Rails

Canadian

Rails

Market Capitalization
Dollars in Billions

$36
$35
$25
$25
$23
$10
UNP
BNI
CSX
CNI
NSC
CP

$4.3
$4.3
$2.7
$2.5
$1.9
$1.1
BNI
UNP
CSX
NSC
CNI
CP

$455
$443
$331
$299
$299
$116
BNI
UNP
CSX
CNI
NSC
CP

How tomorrow moves

CSX’s capitalization has quadrupled since 2004

Note: Market capitalization as of April 25, 2008; comparable earnings based on GAAP Reconciliation and First Call data

Comparable Q1 2008 Net Earnings

Dollars in Millions

Q1 2008 Revenues in Billions

Value Creation
Operational Drivers
Financial Performance
Share Buybacks
Dividend Increases
Business Investment
Capital Structure
Safety and Service
Productivity
Value Pricing
Organic Growth
ROIC Improvement
Cash Flow Growth
Earnings Growth
Margin Expansion
CSX CORPORATION

How tomorrow moves

Superior financial performance to continue

Exceed $1B

in 2010

Free Cash Flow
Before Dividends

Near 30%

By 2010

Operating Margin

18%–21%

CAGR

Earnings Per Share

13%–15%

CAGR

Operating Income

2008–2010

Targets

Note:  CAGR’s are off comparable 2007 results; EPS targets are stated before the impact of share buybacks

Driving value through strategic capital deployment

Capital

Investment

Investing $5B through
2010 to support
long-term growth

Share

Buybacks

Repurchased nearly
$3B since 2006

Targeting another $3B
by year-end 2009

Dividends

Nearly tripled the
quarterly dividend
since 2005

. . . While maintaining an investment grade profile

Growing Free Cash Flow and

Improving Return on Invested Capital . . .

TCI Group’s attacks ignore reality

Under this management team, CSX’s earnings and margins have
been the fastest growing in an attractive industry

Stock performance over the last one, three and five years is industry leading and top-tier across the broader S&P 500

CSX is recognized by RiskMetrics and others as a leader in
corporate governance

CSX is recognized as an industry leader in safety, customer
service and financial performance

Given the CSX Board and management track record, support of

TCI Group’s dissident slate could harm the value of your investment

✓	✓	✓	✓
	✓	✓	✓	✓
	✓	✓	✓	
	✓	✓	✓	✓
	✓	✓	✓	✓

How tomorrow moves

TCI Group’s demands would impair value

Current Board has presided
over industry-leading
performance

Replace current
Board of Directors

Investing for long-term growth
and value creation

Freeze expansion
capital spending

Managing regulatory concerns;
pricing to the market reflecting
value of service

Increase customer
prices 7% annually

Repurchased nearly $3B since
2006; further $3B targeted by
year-end 2009

Annual stock
buyback of 20%
for five years

CSX stock price has significantly
exceeded proposed LBO price

Leveraged Buyout

CSX Status

Negative

Credit Impacts

Ignores

Risk Impacts

Flawed

Assumptions

Sacrifices

LT Potential

Proposal

Statements made by Chris Hohn and TCI have fueled support in
Congress for re-regulation, which would destroy shareholder value

Red flags surround TCI Group’s candidates

The choice between director slates is clear

Tim O’Toole

Gary Wilson

Alex Behring

Chris Hohn

Chaired a publicly traded company sold through a distressed sale, and has a career characterized by buyouts

Gil Lamphere

Led Northwest Airlines into bankruptcy and sold more than 75% of his shares in the months immediately leading up to the bankruptcy filing

During the period that he has led the London Underground subway system, its service performance has declined sharply and government funding required for operations has increased over 600%

Only relevant experience comes from Brazilian railroad that is both a fraction of the size of CSX and has a safety record that is abysmal compared to all U.S. railroads

As evidenced by the wide ranging demands of CSX, he has a “special interest” agenda.  We note that he resigned from a U.K. board amid allegations of conflict of interest last year

Red flags surround TCI’s governance approach

Chris Hohn alleges TCI is only seeking a “shareholder voice”

Yet, Hohn and TCI representatives have provided insight into how the group would use the Board voting block it is seeking

TCI has said it will “go to war” and that there are “no limits” to what they will do if CSX does not comply with their demands

TCI has said it would ultimately undertake to change out the entire CSX
Board if necessary to achieve its undisclosed agenda

The choice between director slates is clear

CSX Board expert, diverse and performance driven

Compelling

Transportation

Experience

Blue Chip

Business

Experience

Governance and

Policy Expertise

  Over 100 years of Board experience in rail, financial and industrial companies

  CSX, Honeywell, Altria, Hartford, Dominion Resources, Southern Company,

      Ashland, PNC, Bank of New York, SunTrust, Smithfield, Constellation,

     Excelon, and HCA

  Need for diverse experience reflects regulated history and attributes of railroads

  Seven current and former CEO’s; including Michael Ward

  CEO and COO experience spans rail, financial and industrial companies

  CSX, Illinois Central, Florida East Coast, Southern Company, Haskell, PHH

      Citi Alternative Investments, Mercantile Bankshares, AEGON, Cendant

  Michael Ward and John McPherson each have 30 years of railroad experience

  Elizabeth Bailey was a key leader in airline deregulation and is nationally recognized as a transportation and economics policy expert

  John Breaux is a transportation policy expert with strong U.S. Senate experience

The choice between director slates is clear

Incumbents targeted by TCI provide strong
expertise

The choice between director slates is clear

As a medical and healthcare expert, he has served as Chairman of the National Medical Association.  His diverse
Board experience includes Fortune-500 companies in the transportation, energy, banking, healthcare, and food products industries

Frank Royal

As an economics policy expert, he is the former president of Johns Hopkins University and former Chairman and
President of the W.K. Kellogg Foundation.  His Board experience includes Fortune-500 companies in the transportation, energy and banking industries

William Richardson

Career spans private equity and CEO of a major business services provider.  His Board experience includes Fortune-
500 companies in the transportation, aerospace, financial services and banking industries

Robert Kunisch

Chief Executive Officer of a major commercial development firm, with substantial infrastructure expertise in the eastern U.S.  He presides over a company that is involved in a diverse array of industries, including ethanol, real estate development, and building products, which are critical to CSX’s business strategies

Steven Halverson

Key role in the deregulation of the airline industry as Vice Chairman of the Civil Aeronautics Board.  She is a nationally recognized transportation and economics policy expert, and her Board experience includes Fortune-500 companies in the transportation, banking, technology, agricultural and food products industries

Elizabeth Bailey

CSX’s governance ranks among best-in-class

No poison pill

Board is elected annually; majority vote
in uncontested elections

Special shareholder meetings can be
called by investors holding 15% of
outstanding common shares

No supermajority vote required

Strong independent board (11 of 12
members are outside directors)

Presiding independent director with
delineated responsibilities

Executive severance payments limited
to 2.99 annual compensation

All incentive compensation programs are
100% performance-based

“Holy Trinity” of

Takeover Defenses

Does Not Apply at CSX

Other Provisions

Are Key to a Strong

Governance Foundation

RiskMetrics

Corporate Governance Quotient

Transportation Industry  99.0%

S&P 500  93.2%

Board and management driving proactive changes

Most aggressive capital
structure among its peers

Repurchased nearly $3
billion of stock since 2006

Targeting further $3 billion
buyback through 2009

Nearly tripled quarterly
dividend since 2005

ONE Plan implemented
during 2004

Rebuilt safety and
service culture

Now rank among industry
leaders in safety and
customer service

Initiating Total Service
Integration (TSI) to take
operations to next level

Michael Ward elected
Chairman & CEO in 2003

New executive team put in
place during 2003-2004

Reduced management
positions 25%

Restructured incentive
compensation plans to be
100% performance-based

Hired new talent to
diversify workforce

Acquired New York
Central assets of Conrail

Divested American
Commercial Lines

Sold Sea-Land
International assets

Sold CTI Logistics

Divested Horizon Lines

Sold CSX World Terminals

Corporate

Restructuring

New

Management

Operational

Improvement

Balance Sheet

Optimization

Over last three years, increased stock price 208%, more than doubled operating income, and nearly tripled earnings per share

Note: Stock price performance as of April 25, 2008 and adjusted for splits; operating income and EPS data is 2004 – 2007

CSX is building lasting shareholder value

CSX is driving superior performance for all shareholders

Safety, service, financial and value creation

Significant momentum is expected to continue

Striving for industry leadership across full spectrum

This Board of Directors and management team have
presided over this substantial performance

CSX’s Board of Directors’ transportation and governance
experience is world-class

Board oversight and management team execution

are delivering superior performance for shareholders

Safety and Service Performance

Recognized industry leader in safety and service

Safety performance has improved significantly

CSX ranks among leaders in one of nation’s safest industries

On-time performance at all-time highs

On-time originations up 61% and arrivals up 71%

Network reliability driving greater efficiency

Shipments are moving more quickly across the network

Overall customer satisfaction at all-time highs

CSX ranks among industry leaders in overall service quality

FRA Personal Injury Frequency Index

2.29
1.77
1.46
1.21
2004
2005
2006
2007

FRA Train Accident Frequency Index

4.79
4.41
3.54
2.85
2004
2005
2006
2007

How tomorrow moves CSX

Safety measures improved significantly since 2004

41%

Improvement

47%

Improvement

Source:  Federal Railroad Administration Data

FRA Personal Injury
Frequency Index
1.17
1.21
1.90
1.96
2.35
2.81
NSC
CSX
UNP
BNI
CP
CNI

FRA Train Accident
Frequency Index
2.33
2.52
2.85
2.99
3.68
4.36
NSC
CP
CSX
BNI
UNP
CNI

How tomorrow moves
CSX

Improvements position CSX as an industry leader . . .

Source:  2007 Federal Railroad Administration Data

OSHA Incident Rates

Finance & Insurance 0.9
Information 1.9
Railroads 2.3
Real Estate 3.3
Mining 3.5
Utilities 4.1
Wholesale Trade 4.1
Accommodation & Food Services 4.5
Retail Trade 4.9
Trucking 5.8
Healthcare 5.8
Construction 5.9
Agriculture/Forestry 6
Manufacturing 6
All Transportation & Warehousing 6.5
Air Transportation 9.9

How tomorrow moves

. . . in one of the nation’s safest industries

Note:  Incidence rates of total recordable cases of nonfatal occupational injuries and illnesses are per 100 full-time workers

On-time Originations

79%
76%
51%
49%
2004
2005
2006
2007

On-time Arrivals

70%
63%
41%
40%
2004
2005
2006
2007

How tomorrow moves
CSX

On-time performance at all-time highs

61%

Increase

71%

Increase

Train Velocity (mph)
20
19
20
21
2004
2005
2006
2007

Terminal Dwell Time (hrs)
29
30
25
23
2004
2005
2006
2007

How tomorrow moves
CSX

Network efficiency approaching all-time best levels

21%

Improvement

5%

Increase

2007 Customer Satisfaction
Truck
7.28
CSX
7.03
Rail #2
6.86
Rail #3
6.80
Rail #4
6.76
Rail #5
6.63
Rail #6
6.18

How tomorrow moves CSX

Customers recognize CSX’s excellent performance

CSX ranks among industry
leaders in overall satisfaction

Correlates to internal
operating measure gains

Strong service supports
pricing initiatives

Source:  Survey of CSX customers by a leading independent third-party surveyor

Customer awards are numerous and diverse

Schneider National names CSX carrier of the year (2007)

Ford names CSX carrier of the year (2007)

Landstar Global Logistics names CSX carrier of the year (2006)

C.H. Robinson names CSX carrier of the year (2007)

Hyundai recognizes CSX with Club Elite award for superior
service (2006-2007)

Financial Performance

Producing superior financial performance

Significantly increasing core earning power

More than doubled operating income; nearly tripled earnings
per share from continuing operations since 2004

Driving margin expansion through price and productivity

Comparable operating margins nearly doubled since 2004

Targeting strong double-digit growth through 2010

Further margin expansion and Free Cash Flow generation

Note:  See GAAP Reconciliation for CSX data

Comparable Operating Income in Millions
$1,068
$1,556
$1,981
$2,233
2004
2005
2006
2007

How tomorrow moves

Operating income more than doubled since 2004

28%

CAGR

11%

7

S&P 500

15%

6

NSC

17%

5

CNI

18%

4

BNI

22%

3

CP

28%

2

CSX

30%

1

UNP

2004-2007

CAGR

Rank/Company

Note:  See GAAP Reconciliation for CSX data; peer comparisons based on First Call data

Comparable Operating Margins

22.3%
20.7%
18.1%
13.3%
2004
2005
2006
2007

How tomorrow moves
CSX

Operating margins nearly doubled since 2004

900 bps

(90) bps

7

S&P 500

290 bps

6

BNI

330 bps

5

CNI

410 bps

4

NSC

450 bps

3

CP

810 bps

2

UNP

900 bps

1

CSX

2004-2007

Improvement

Rank/Company

Note:  See GAAP Reconciliation for CSX data; peer comparisons based on First Call data

2007 Comparable Operating Margins

13.3%
20.7%
22.3%
22.6%
24.7%
27.4%
36.4%
CSX 2004
UNP
CSX 2007
BNI
CP
NSC
CSX 2010
CNI

How tomorrow moves
CSX

Targeting margins among industry leaders by 2010

Near

30%

900 bps

500 – 800 bps

Note:  See GAAP Reconciliation for CSX data; peer comparisons based on First Call data

Comparable EPS From
Continuing Operations
$2.70
$2.22
$1.70
$1.00
2004
2005
2006
2007

How tomorrow moves
CSX

Earnings per share nearly tripled since 2004

39%

CAGR

8%

7

S&P 500

20%

6

NSC

22%

5

BNI

24%

4

CNI

32%

3

CP

34%

2

UNP

39%

1

CSX

2004-2007

CAGR

Rank/Company

Note:  See GAAP Reconciliation for CSX data; peer comparisons based on First Call data

Continued strong financial performance expected

Exceed $1B

in 2010

Free Cash Flow
Before Dividends

Near 30%

By 2010

Operating Margin

18%–21%

CAGR

Earnings Per Share

13%–15%

CAGR

Operating Income

2008–2010

Targets

Note:  CAGR’s are off comparable 2007 results; EPS targets are stated before the impact of share buybacks

Transportation Capital
Dollars in Billions
$1.0
$1.1
$1.4
$1.7
$1.6
$1.6
$1.7
2004
2005
2006
2007
2008
2009
2010

How tomorrow moves CSX

Key investments will support long-term growth

Infrastructure 60%

Track

Structures

Equipment 20%

Locomotives

Freight cars

Strategic 20%

Technology

Network capacity

Terminal capacity

Note:  Capital spending excludes capital related to Hurricane Katrina and The Greenbrier

$0.065
$0.100
$0.120
$0.150
$0.180
Q4 2005
Q3 2006
Q1 2007
Q3 2007
Q2 2008

How tomorrow moves
CSX

Recent actions reflect strong confidence in CSX

$3.0 Billion

Share Buyback Program

Builds on nearly $3 billion
repurchased since 2006

Consistent with BBB-/Baa3
capital structure objectives

Targeting completion by
year-end 2009

20%

Increase

Quarterly Dividend

Nearly Tripled Since 2005

Corporate Governance

New Orleans

Chicago

St Louis

Memphis

Board presides over nation-critical business

Network serves all major
eastern U.S. markets

Two-thirds of U.S. population

Three-fourths of U.S. consumption

Ships life-essential goods that:

Build and power homes

Feed and clothe families

Support economic growth

Serves national interest

Carries most commuters/passengers

Largest shipper of U.S. military cargo

Source: Global Insight

2006 Population in Major Metropolitan Areas

GT 10 Million

5 – 10 Million

3 – 5 Million

1 – 2 Million

2 – 3 Million

Miami

New York

Jacksonville

Tampa

Orlando

Atlanta

Baltimore

Philadelphia

Washington

Boston

CSX Board expert, diverse and performance driven

Compelling

Transportation

Experience

Blue Chip

Business

Experience

Governance and

Policy Expertise

Mgmt Independence

And Performance

Driven

  No social relationships exist between Board members and management

  The Board has rigorous succession planning process

  All executive incentive compensation programs are performance-based

  Over 100 years of Board experience in rail, financial and industrial companies

  CSX, Honeywell, Altria, Hartford, Dominion Resources, Southern Company,

      Ashland, PNC, Bank of New York, SunTrust, Smithfield, Constellation

  Need for diverse experience reflects regulated history and attributes of railroads

  Seven current and former CEO’s; including Michael Ward

  CEO and COO experience spans rail, financial and industrial companies

  CSX, Illinois Central, Florida East Coast, Southern Company, Haskell, PHH

      Citi Alternative Investments, Mercantile Bankshares, AEGON, Cendant

  Michael Ward and John McPherson each have 30 years of railroad experience

  Elizabeth Bailey was a key leader in airline deregulation and is nationally recognized as a transportation and economics policy expert

  John Breaux is a transportation policy expert with strong U.S. Senate experience

CSX’s Board is a leader in governance

CSX has presiding independent director with delineated duties

Consistent with prevailing practice in the United States

CSX has a strong independent board

CEO is the only management director, with eleven outside directors

Best practices already in place at CSX

Key Board committees are comprised solely of independent directors

Election of entire Board is conducted annually

Majority election of Board in uncontested elections is required

No supermajority vote required

Ability of 15% of shareholders to call a special meeting

Executive severance payments capped at 2.99 times annual compensation

No poison pill

TCI does not meet business or shareholder needs

Advocated proposals that create an
“event” and sacrifice results

Certain proposals have drawn negative
rating agency and congressional reaction

Lacks understanding of CSX’s business
model and the rail industry in general

Has not brought forward any new ideas
that create sustainable shareholder value

Demands have changed dramatically and
cannot be reconciled with cogent strategy

TCI Group

CSX Corporation

Stock performance is industry leading and
top-tier across broader S&P 500

Credit profile optimized at BBB-/Baa3;
recognize all constituents vital to business

Industry-leading improvements in all
safety, service and financial measures

Strategies and plans are in place to drive
further industry-leading improvements

Business plans include aggressive return
of capital and best-in-class improvements

TCI Group nominees are not in the best interest of all shareholders

CSX Board and management delivering value

Proven record of delivering value to shareholders

Superior stock performance, investing for long-term growth, nearly tripled dividends, targeting nearly $6 billion of buybacks between 2006 and 2009

Presiding over fastest growing company in an attractive industry

Leads industry in safety, service and financial improvement

Recognized among industry leaders in safety and service

Knowledge and expertise in place to continue strong improvement

Diverse background already in place for presiding over dynamic business

Corporate governance practices recognized among best-in-class

Constructive tension between Board and management in place to drive value

The CSX Board has a proven track record and is a market leader in corporate governance.  Support the CSX Board of Directors

GAAP Reconciliation

GAAP Reconciliation

CSX reports its financial results in accordance with generally accepted accounting principles (“GAAP”).  However, management believes that certain non-GAAP financial measures used to manage the company’s business that fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the SEC may provide users of the financial information with additional meaningful comparisons to prior reported results.

CSX has provided operating income, operating margin and earnings per share adjusted for certain items, which are non-GAAP financial measures.  The company’s management evaluates its business and makes certain operating decisions (e.g. budgeting, forecasting, employee compensation, asset management, and resource allocation) using these adjusted numbers.

Likewise, this information facilitates comparisons to financial results that are directly associated with ongoing business operations as well as provides comparable historical information.  Lastly, earnings forecasts prepared by stock analysts and other third parties generally exclude the effects of items that are difficult to predict or measure in advance and are not directly related to CSX’s ongoing operations.  A reconciliation between GAAP and non-GAAP measures is provided on the following slide.  These non-GAAP measures should not be considered a substitute for the company’s GAAP measures.

GAAP reconciliation to comparable results

$   2.70

$   2.22

$   1.70

$   1.00

Comparable EPS From Continuing Operations

)

$   2.74

(0.04

-

-

-

-

)

)

)

$   2.82

(0.22

(0.06

(0.32

-

-

)

$   1.59

-

-

(0.16

0.27

-

)

$   0.94

-

(0.04

-

-

0.10

EPS From Continuing Operations

    Less Gain on Insurance Recoveries

    Less Gain on Conrail Property

    Less Income Tax Benefits

    Plus Debt Repurchase Expense

    Plus Restructuring Charge

$ 2,233

22.3%

$ 1,981

20.7%

$ 1,556

18.1%

$ 1,068

13.3%

    Comparable Operating Income

    Comparable Operating Margin

)

$ 2,260

(27

-

)

$ 2,149

(168

-

$ 1,556

-

-

$    997

-

71

Operating Income

    Less Pre-tax Gain on Insurance Recoveries

    Plus Pre-tax Restructuring Charge

2007

2006

2005

2004

Dollars in millions, except earnings per share

Appendix

Capital Spending as a Percent of Revenue
25%
20%
15%
10%
2003
2004
2005
2006
2007
CSX
NSC
BNI
UNP
CNI
CP

How tomorrow moves
CSX

Comparison of capital spending relative to revenue

Note:  Capital spending based on CSX analysis

CLIMATE LEADERS
U.S. Environmental Protection Agency

SmartWay™ Transport Partnership
U.S. Environmental Protection Agency

ASSOCIATION OF AMERICAN RAILROADS

How tomorrow moves CSX

CSX demonstrates environmental leadership

First railroad to join EPA’s Climate Leaders program

Charter member of SmartWay Transport Partnership

EPA SmartWay Excellent Award winner in 2007

Association of American Railroads environmental leader

AAR Chafee Environmental Excellence Award for five of last eight years

AAR Professional Environmental Excellence Award in 2003, 2006 and 2007

CITY YEAR

DiversityInc 2008 TOP 50 COMPANIES FOR DIVERSITY

G.I. JOBS TOP 50 military friendly employers 2007 2006 - 2007 mba MAGAZINE 2007 Top 50 Companies

Top 500

2007 DIVERSITY ELITE

WOUNDED WARRIOR PROJECT

How tomorrow moves CSX

CSX recognized as progressive employer

City Year National Sponsor – Supporting eight major cities

DiversityInc – Top 50 Company for Diversity

G.I. Jobs Magazine – Top 50 Company

Black MBA Magazine – Top Company for Black MBA’s to Work

CollegeGrad.com – Top 500 Entry Level Company

Hispanic Business Magazine – Top 60 Company

Wounded Warrior Project Sponsor – Warriors to Work Corporate Sponsor

Proxy Statement Disclosure

Important Information

In connection with the solicitation of proxies, CSX Corporation ("CSX") has filed with the SEC and mailed to shareholders a definitive proxy statement dated April 25, 2008 in connection with its 2008 Annual Meeting.  Security holders are strongly advised to read the definitive Proxy Statement because it contains important information. Security holders may obtain a free copy of the definitive Proxy Statement and any other documents filed by CSX with the SEC at the SEC’s website at www.sec.gov. The definitive Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street
C110, Jacksonville, FL 32202.

Certain Information Concerning Participants

CSX, its directors, director nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX’s security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX’s definitive Proxy
Statement.  In addition to the individuals named in the definitive Proxy Statement, Stephen E. Crable, Vice President  –
Labor Relations, and Nathan D. Goldman, General Counsel – Business & Governance, may also be deemed to be participants in the solicitation.  As of April 21, 2008, Mr. Crable and Mr. Goldman beneficially owned 16,680 and 15,320 shares of CSX common stock, respectively.  Information regarding Mr. Crable’s and Mr. Goldman’s transactions in CSX securities for the two years ended April 21, 2008 is set forth below.

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Name

Date

# of Shares

Transaction Description

Stephen E. Crable

1/25/2008

7,041

Grant or award

1/25/2008

(380)

Payment of tax liability by withholding securities incident to the receipt, exercise, or vesting of a security

Nathan D. Goldman

1/25/2008

10,275

Grant or award

1/25/2008

(2,846)

Payment of tax liability by withholding securities incident to the receipt, exercise, or vesting of a security

Various

9

Dividend reinvestment and employer contributions

Forward-Looking Disclosure

This presentation and other statements by the company contain forward-looking statements within the meaning of the
Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” and similar expressions.
Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

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